SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities and Exchange Act 1934


Date of Report (Date of earliest event reported):    October 10, 2005

                            INTEGRAMED AMERICA, INC.
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               (Exact name of registrant as specified in charter)

                                    Delaware
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                 (State of other jurisdiction of incorporation)

                 0-20260                             6-1150326
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          (Commission File Numbers)      (IRS Employer Identification No.)

   Two Manhattanville Road, Purchase, NY                10577
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   (Address of principal executive offices)           (Zip Code)

Registrant's telephone no. including area code: (914) 253-8000
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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 -- Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 -- Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 -- Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

 -- Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 1.01    Entry into a Material Definitive Agreement

                  On October 10, 2005, Registrant entered into an employment agreement with Jay Higham, President and Chief Operating Officer, pursuant to which effective January 1, 2006, Mr. Higham will become President and Chief Executive Officer of Registrant. The information in Item 5.02 below is incorporated herein by reference.

ITEM 5.02    Departure of Directors or Principal Officers; Election of
             Directors; Appointment of    Principal Officers.

             On October 10, 2005 Registrant's Chief Executive Officer, Gerardo Canet, announced his resignation effective December 31, 2005, in accordance with the terms of Mr. Canet's employment agreement with the Company. Mr. Canet will continue to serve as Chairman of the Board and as a consultant to the Company for three years.

             On October 10, 2005, Registrant entered into an employment agreement with Jay Higham, President and Chief Operating Officer, pursuant to which effective January 1, 2006, Mr. Higham will become President and Chief Executive Officer of Registrant. Additionally, under the terms of the agreement, the Board will name Mr. Higham as a Director of the Company, effective January 1, 2006. Mr. Higham joined the Company as Vice President of Marketing and Development in October 1994 and was promoted to Sr. Vice President of Marketing and Development in January 1999. In June 2004, Mr. Higham was promoted to President and Chief Operating Officer of the Company. Prior to joining the Company, Mr. Higham held a variety of executive positions, the last of which was as Vice President of Health Systems Development for South Shore Hospital and South Shore Health and Education Corporation. Mr. Higham earned a M.H.S.A. from George Washington University.

             Under the terms of the employment agreement, Mr. Higham will be paid an annual salary of not less than $275,000.00, plus will be eligible for an executive incentive bonus and will be granted a restricted stock grant equal to $400,000.00, the number of shares of which will be determined based on the closing price of the Company's stock on the first trading day in January 2006. The restricted stock will vest quarterly over a 10-year period subject to acceleration if Mr. Higham, among other reasons, is terminated without cause or quits voluntarily with good reason, as defined in the agreement. The agreement provides for certain termination benefits depending upon whether the termination is for cause or without cause. In event Mr. Higham's employment is terminated for good reason by Mr. Higham or by the Company without cause, Mr. Higham would be paid a lump-sum amount equal to his base salary for a 12-month period, plus the full amount of his annual bonus based on Mr. Higham's then current salary. In the event Mr. Higham's employment is terminated by mutual agreement or by Mr. Higham for no reason or due to Mr. Higham's death or disability or by the Company for cause, Mr. Higham would be paid his salary through the date of termination, plus any accrued, but unpaid, bonus. In the event Mr. Higham's employment is terminated for good reason following a change of control or by the Company without cause within 12 months following a change in control, Mr. Higham would be paid twice his annual base salary, plus twice the bonus he would be eligible for without a determination whether the bonus targets were met.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           INTEGRAMED AMERICA, INC.
                                                 (Registrant)




Date:    October 11, 2005               By: /s/Claude E. White
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                                            Claude E. White
                                            Vice President & General Counsel